Exhibit 99.1

China Armco Metals to Use $15 Million Line of Credit Secured from ING Bank N.V. to Expand its Distribution Business in 2010

SAN MATEO, CA--(Marketwire - 2/18/2010) - China Armco Metals, Inc. (NYSE Amex: CNAM), a distributor of imported metal ore with plans to launch a new state of the art scrap metal recycling facility in China, today announced its intention to use a $15 million line of credit secured from ING Bank N.V. late in the fourth quarter of 2009 to continue the expansion of its metal ore distribution business in 2010.

ING Bank N.V. is a global financial institution of Dutch origin offering banking, investments life insurance and retirement services to over 85 million private, corporate and institutional clients in over 40 counties. Its "A+" and "Aa3" credit ratings are among the highest in its industry peers.

Kexuan Yao, Chairman and CEO of China Armco Metals, Inc., commented "We are pleased to have the additional financial flexibility for our needs in 2010 with this $15 million line of credit from ING Bank. We see continued evidence of expansion in the Chinese economy and are confident that the use of this facility will  enable us to opportunistically grow our distribution business leading to enhanced top and bottom line results.  Additionally, by obtaining this facility we demonstrate China Armco’s ability to secure financing from sources outside of China for business expansion purposes which is critical to the long term growth plans for our company and its shareholders.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the Company's acquisition of 22 acres of land for the construction and operation of a 1-million ton per year shredder and recycler of metals. The Company maintains customers throughout China which include the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya. The Company's product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore, manganese ore and steel billet. Beginning in the first quarter 2010, the Company expects to begin operations in its steel recycling and scrap metal supply. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position the Company as one of the top 10 largest recyclers of scrap metal in China. ARMCO estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: Our belief that the Chinese economy is on the road to recovery, our ability to grow our distribution business and improve our operating results, our ability to obtain sufficient capital to fund our planned expansion and construction of a scrap steel recycling facility; and our ability to successfully complete construction of our proposed scrap steel recycling facility, or, even if constructed, our ability to operate the proposed recycling facility at expected capacity levels and at a profit.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:
China Armco Metals, Inc.
Gary Liu
U.S. Representative
954-363-7333
ir@armcometals.com